EXHIBIT 5.1
[LETTER HEAD OF PIPER RUDNICK LLP]                             6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              Main 410.580.3000 fax 410.580.3001






                                  June 10, 2003




LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York  10017

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Trust"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Trust with the Securities and Exchange Commission (the "Commission") on or about June 10, 2003 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), with respect to the additional registration of its preferred shares of beneficial interest, par value $.0001 per share, having a maximum aggregate offering price of $13,300,700 (the "Preferred Shares"), such Preferred Shares being of the same class as previously registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-49351) filed by the Trust with the Commission on April 3, 1998 (the "Prior Registration Statement"). The Registration Statement provides that the Preferred Shares may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements (each a "Prospectus Supplement") to the prospectus which forms a part of the Prior Registration Statement and is incorporated by reference into the Registration Statement (the "Prospectus"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

        In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

               (a) The Registration Statement and the Prior Registration Statement.

               (b) The Trust's Declaration of Trust and By-Laws, both as amended to date.

               (c) A short-form good standing certificate for the Trust, dated a recent date, issued by the Maryland State Department of Assessments and Taxation.



               Piper Rudnick LLP  o  In Illinois, Piper Rudnick,
                        an Illinois General Partnership

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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                   June 10, 2003
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               (d) An Officer's  Certificate (the  "Certificate")  of the Trust,
        dated the date hereof, as to certain factual matters.

               (e) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

        We further assume that:

               (a) The issuance, sale, amount, and terms of the Preferred Shares to be offered from time to time by the Trust will be authorized and determined by proper action of the Board of Trustees of the Trust (each, a "Board Action") in accordance with the Trust's Declaration of Trust, By-Laws and Articles Supplementary and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Trust.

               (b) Prior to the issuance of any of the Preferred Shares, there will exist, under the Trust's Declaration of Trust, the requisite number of authorized but unissued Preferred Shares (and securities of any class of the Trust into which any Preferred Shares may be convertible), and that all actions necessary to the creation and designation of any such Preferred Shares (and securities of any class of the Trust into which any Preferred Shares may be convertible), whether by amendment of the Trust's Declaration of Trust, or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

               (c) Appropriate certificates representing the Preferred Shares will be executed and delivered upon issuance and sale of any Preferred Shares, and will



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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                   June 10, 2003
                                                                          Page 3


        comply with the Trust's Declaration of Trust and By-Laws and applicable Maryland law.

               (d) The underwriting agreements for offerings of the Preferred Shares (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

        Based  upon  the  foregoing,  subject  to  the  additional  assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that when a series of the Preferred Shares (and securities of any class of the Trust into which any Preferred Shares may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Trust's Declaration of Trust, Articles Supplementary and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), any applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Preferred Shares represented by such certificates will be duly authorized, validly issued, fully paid, and nonassessable.

        In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

               (a) This opinion concerns only the effect of the corporate laws of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

               (b) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

               (c) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        We hereby  consent to the filing of this opinion with the  Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus in the Prior Registration Statement which is incorporated into the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,
                                            /s/ PIPER RUDNICK LLP